Exhibit 10.17

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of the 22 day of March, 2019 (the “Effective Date”), by and between 3222 PHOENIXVILLE PIKE OWNER LLC, a Delaware limited liability company (“Landlord”) and NEURONETICS, INC., a Delaware corporation (“Tenant”).

Statement of Facts

By Lease dated January 3, 2013 (the “Original Lease”), Landlord’s predecessor, Exeter 3222 Phoenixville, L.P. (the “Original Landlord”), leased to Tenant and Tenant hired from the Original Landlord, the premises described in the Lease as Suite 300 consisting of approximately 32,485 rentable square feet (the “Original Premises”), in the building known as and by the street address 3222 Phoenixville Pike, Malvern, Pennsylvania (the “Building”). The Original Lease has been supplemented by a Commencement Date Memorandum dated as of December 17, 2013, which together with the Original Lease is herein collectively referred to as the “Lease”.

Landlord has succeeded to the interest of the Original Landlord in and to the Lease.

The Term of the Lease is currently scheduled to expire on February 28, 2021.

Landlord and Tenant now desire to amend the Lease to provide for:

(i)	the extension of the term of the Lease; and
(ii)	the leasing by and to Tenant of additional premises in the Building consisting of approximately 9,966 rentable square feet.

TERMS

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, covenant and agree as follows:

1.Incorporation of Recitals. The foregoing Statement of Facts are hereby incorporated by reference in and made a part of this Amendment.
2.Certain Definitions. (a) Capitalized terms used but not separately defined in this Amendment shall have the meaning provided for such terms in the Lease.
(b)	As used in this Amendment, the following terms shall have the following meanings:
(i)	“Additional Rent” shall mean Annual Operating Expenses and any other amounts payable by Tenant to Landlord under the Lease.

(ii)	“Combined Premises” shall mean both the Original Premises and Expansion Premises (as defined hereunder), which together shall be deemed to consist of 42,451 rentable square feet.
(iii)	“Existing Expiration Date” shall mean February 28, 2021.
(iv)	“Expansion Premises” shall mean a portion of the Building, which the parties agree shall be deemed to consist of 9,966 rentable square feet, as approximately shown on Exhibit A attached hereto.
(v)	“Expansion Premises Commencement Date” shall mean the earliest to occur of: (a) the date the Tenant’s Work in the Expansion Premises is Substantially Completed (as defined below); (b) the date that Tenant occupies all or any part of the Expansion Premises for the conduct of its business; (c) the date that is six (6) months after the Effective Date; or (d) the date that is one hundred twenty (120) days after the Expansion Premises Delivery Date.
(vi)	“Expansion Premises Delivery Date” shall mean the date that Landlord’s Work in the Expansion Premises is Substantially Completed. From and after the Expansion Premises Commencement Date, references in the Lease and this Amendment to the “Premises” shall be deemed to refer to the Combined Premises, i.e., both the Original Premises and the Expansion Premises.
(vii)	“Expansion Premises Rent Commencement Date” shall mean January 1, 2020.
(viii)	“Extended Term” shall mean the period of seven (7) years from the Extended Term Commencement Date to the Extended Term Expiration Date, both dates inclusive.
(ix)	“Extended Term Commencement Date” shall mean March 1, 2021.
(x)	“Extended Term Expiration Date” shall mean February 29, 2028.
(xi)	“Improvement Allowance” shall mean $872,100.00.
(xii)	“Existing Security Deposit” shall mean the Security Deposit under the Existing Lease.
(xiii)	“Landlord’s Work” shall have the meaning provided in Exhibit B attached hereto.
(xiv)	“Substantially Completed” shall have the meaning provided in the Rider to the Original Lease, except that references therein to

“Tenant Improvements” shall be deemed to refer to “Landlord’s Work” or “Tenant’s Work”, as applicable.
3.Amendments to Lease. Effective as of the Effective Date, the Lease is amended as follows:
(a)	Extended Term. The Term of the Lease is hereby extended for the Extended Term and shall expire on the Extended Term Expiration Date unless sooner terminated. References in the Lease to the Expiration Date, including specifically Section 1(e) of the Original Lease, shall be deemed to refer to the Extended Term Expiration Date and references to the “term” or “Term” of the Lease shall be deemed to refer to such “term” or “Term” as hereby extended.
(b)	Additional Premises. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Expansion Premises for a term commencing on the Expansion Premises Delivery Date and expiring on the Extended Term Expiration Date or such earlier date as the Term of the Lease may terminate or expire. Promptly after the Expansion Premises Commencement Date, Landlord and Tenant shall confirm the Expansion Premises Commencement Date by the execution of the Confirmation of Lease Term attached hereto as Exhibit C. Tenant agrees to accept possession of the Expansion Premises in its “as-is” condition as of the Effective Date subject only to the performance of Landlord’s Work. Landlord shall perform Landlord’s Work at its sole cost or expense and covenants to use commercially reasonable efforts to Substantially Complete Landlord’s Work with respect to the Expansion Premises within ninety (90) days of the Effective Date, subject to Tenant Delay and forces beyond the reasonable control of Landlord.
(c)	Minimum Annual Rent and Additional Rent.
(i)	Minimum Annual Rent.
(A)Original Premises. From and after the Extended Term Commencement Date, Minimum Annual Rent payable under the Lease on account of the Original Premises shall be at the rates set forth below for the corresponding periods of time:
Beginning	Ending	Rent PSF	Minimum Annual Rent	Monthly
March 1, 2021	February 28, 2022	$15.25	$495,396.25	$41,283.02
March 1, 2022	February 28, 2023	$15.63	$507,781.16	$42,315.10
March 1, 2023	February 29, 2024	$16.02	$520,475.69	$43,372.97
March 1, 2024	February 28, 2025	$16.42	$533,487.58	$44,457.30
March 1, 2025	February 28, 2026	$16.83	$546,824.77	$45,568.73
March 1, 2026	February 28, 2027	$17.25	$560,495.39	$46,707.95

March 1, 2027	February 29, 2028	$17.69	$574,507.77	$47,875.65

(B)Expansion Premises. Notwithstanding that the Expansion Premises are leased to Tenant for a term commencing on the Expansion Premises Delivery Date, no Minimum Annual Rent shall be payable by Tenant to Landlord under the Lease on account of the Expansion Premises until the Expansion Premises Rent Commencement Date. From and after the Expansion Premises Rent Commencement Date, Minimum Annual Rent payable under the Lease on account of the Expansion Premises shall be at the rates set forth below for the corresponding periods of time:
Beginning	Ending	Rent PSF	Minimum Annual Rent	Monthly
Expansion Premises Rent Commencement Date	December 31, 2020	$10.25	$102,151.50	$8,512.63
January 1, 2021	December 31, 2021	$10.51	$104,705.29	$8,725.44
January 1, 2022	December 31, 2022	$10.77	$107,322.92	$8,943.58
January 1, 2023	December 31, 2023	$11.04	$110,005.99	$9,167.17
January 1, 2024	December 31, 2024	$11.31	$112,756.14	$9,396.35
January 1, 2025	December 31, 2025	$11.60	$115,575.05	$9,631.25
January 1, 2026	December 31, 2026	$11.89	$118,464.42	$9,872.04
January 1, 2027	December 31, 2027	$12.18	$121,426.03	$10,118.84
January 1, 2028	February 29, 2028	$12.49	$124,461.68	$10,371.81

(ii)	Additional Rent.
(A)Original Premises. Tenant shall continue to pay Additional Rent on account of the Original Premises as provided in the Lease.
(B)Expansion Premises. Tenant shall pay Additional Rent on account of the Expansion Premises from and after the Expansion Premises Delivery Date as provided in the Lease, except Tenant shall not be obligated to pay Additional Rent on account of Operating Expenses for the Expansion Premises until the Expansion Premises Commencement Date.
(C)Combined Premises. From and after the Expansion Premises Commencement Date, Tenant shall pay Additional Rent on account of the Combined Premises as provided under the Lease, including, without limitation, for Operating Expenses as provided in Article 6 thereof. As of the Expansion Premises Commencement Date, the Lease shall be deemed amended as follows:

“Tenant’s Share” as defined in Section 1(h) of the Lease shall be 21.26%.

(d)	Utilities. Utilities for the Combined Premises shall be provided and paid for by Tenant as provided in Article 7 of the Lease
(e)	Security Deposit. Landlord acknowledges receipt of Tenant’s Existing Security Deposit from Original Landlord in the form of a letter of credit. During the Extended Term, Landlord shall continue to hold and/or apply the Existing Security Deposit as security for Tenant’s obligations under the Lease, as hereby amended, in accordance with the terms of the Lease.
(f)	Renewal Option. Article 29 of the Lease is hereby deleted in its entirety and the provisions attached to this Agreement as Exhibit D substituted in lieu thereof. All references in the Lease to the Second Renewal Term are also hereby deleted.
(g)	Termination Option. Article 30 of the Lease is hereby deleted in its entirety.
(h)	Parking Spaces. Effective as of the Expansion Premises Commencement Date, Paragraph 11 of Exhibit B to the Lease (Building Rules) is modified to provide that from and after the Expansion Premises Commencement Date, Tenant, at its sole risk and responsibility, shall have the right to use two hundred ten (210) of the parking spaces in the parking areas of the Property shown on Exhibit G to the Lease, on the terms and conditions set forth in said Paragraph 11.
(i)	“As-is”; Improvement Allowance. Except as provided below, Tenant agrees to accept the Expansion Premises on the Expansion Premises Delivery Date in its “as-is” condition of the Effective Date provided Landlord’s Work with respect to the Expansion Premises is substantially completed as of the Expansion Premises Delivery Date.
(i)	Working Drawings. Tenant shall provide to Landlord for its approval final working drawings, prepared by an architect chosen by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, of all improvements that Tenant proposes to install to prepare the Expansion Premises for Tenant’s occupancy (herein, “Tenant’s Work”); which working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of such improvements in accordance with all applicable Laws. All of Tenant’s Work shall be performed on and subject to all applicable terms and conditions of the Lease, including without limitation, Articles 12 and 13 thereof.
(ii)	Landlord’s Approval; Performance of Work. If any of Tenant’s Work will affect the Building’s structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas and (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner. As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Tenant’s Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto.
(iii)	Change Orders. Tenant may initiate changes in Tenant’s Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed on the terms and conditions set forth above; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s common areas or elevator lobby areas, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of Tenant’s Work, cause to be prepared and delivered to Landlord an accurate architectural “as-built” plan of Tenant’s Work as constructed.
(iv)	Cost of the Work. The entire cost of performing Tenant’s Work (including design of and space planning for Tenant’s Work and preparation of the Working Drawings and the final “as-built” plan of Tenant’s Work, costs of construction labor and materials, electrical usage during construction, janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, shall be paid by Tenant (herein, the “Cost of the Work”) subject to Landlord’s agreement to make the ImprovementAllowance available to Tenant as hereinafter provided.
(v)	Improvement Allowance. Landlord shall provide the Improvement Allowance to Tenant to be applied toward the Cost of the Work. Up to $87,210.00 of the Improvement Allowance may also be applied to the cost of permitting, space planning and construction drawings, or otherwise revised plans, comprising part of the Cost of the Work. Upon entering into contracts and/or subcontracts for the Tenant’s Work, Tenant shall provide copies thereof to Landlord and submit such contracts and subcontracts to Landlord together with Tenant’s architect’s certification of the total Cost of the Work (herein, the “Total Work Cost”) and a time line of the projected dates that each installment of the Total Work Cost will need to be disbursed by either Tenant or Landlord. In the event the Total Work Cost exceeds the Improvement Allowance, the excess is herein called the “Excess Work Cost”. After the end of each calendar month during the progress of Tenant’s Work after Tenant has expended the Excess Work Cost, Tenant shall submit to Landlord a requisition (herein, a “Requisition”) containing (i) a certificate from Tenant and the architect indicating the amount of the Improvement Allowance being requested by Tenant and indicating that the portion of Tenant’s Work which is the subject of such Requisition has been Substantially Completed in accordance with the Working Drawings approved by Landlord and in accordance with the terms of the Lease, as amended by this Amendment, (ii) a certificate from the architect as to the Total Work Cost and the amount of the Excess Work Cost previously paid by Tenant, (iii) paid and receipted invoice(s) from the contractor(s) and subcontractor(s) for the Excess Work Cost (to the extent not previously provided) and the portion of the Tenant’s Work which is the subject of such requisition, and (iv) partial lien waivers from the contractors and subcontractors for the Excess Work Cost (to the extent not previously provided) and the portion of the Tenant’s Work which is the subject of such Requisition. Within thirty (30) days of receipt of such Requisition, provided Tenant is not then an Event of Default by Tenant under the Lease which remains uncured, Landlord shall pay to Tenant the unexpended portion of the Improvement Allowance applicable to such Requisition to the extent in compliance with the foregoing (herein, an “Installment Payment”). Notwithstanding the foregoing, Landlord shall not be required to pay any Installment Payment to Tenant more than once in each calendar month and ten percent (10%) of such Installment Payment shall be retained by Landlord (unless the Requisition already accounted for such retainage) and paid upon Tenant’s taking possession of the Expansion Premises for the conduct of its business and Landlord’s receipt of a final Requisition including (A) a certificate from Tenant and the architect that all of Tenant’s Work has been Substantially Completed in accordance with the Working Drawings approved by Landlord and in accordance with the terms of the Lease, as amended by this Amendment, (B) final paid invoices from all of the contractor(s) responsible for the construction of any of Tenant’s Work (including the Excess Work Costs), (C) final lien waivers from all contractors and subcontractors responsible for the construction of Tenant’s Work indicating all such contractors and subcontractors have been paid in full, and (D) a final certificate of occupancy or other certificate of compliance issued by the local municipality with respect to the Tenant’s Work.
(vi)	Tenant shall (A) engage a general contractor who shall be subject to Landlord’s prior approval, such approval not to be unreasonably withheld, conditioned or delayed, to perform Tenant’ Work, (B) perform all Tenant’s Work in a good and workmanlike manner in accordance with all applicable Laws, including without limitation, the Americans with Disabilities Act and all similar state and local accessibility laws, and on and subject to all terms, covenants and conditions of the Lease, including without limitation, obtaining Landlord’s approval thereof; and (C) shall remove all debris, refuse and rubbish generated by Tenant’s Work at appropriate intervals. Tenant, at its sole cost and expense, shall be solely responsible for safeguarding and protecting any and all of its furniture, fixtures, property, equipment or systems in the Original Premises or Expansion Premises that may be located in areas where Tenant’s Work is being performed or is susceptible to damage by virtue of being exposed to the activities being performed as part of Tenant’s Work.
(vii)	Any portion of the Improvement Allowance that is not expended or applied towards Tenant’s Work on or before June 30, 2020 shall be deemed forfeited by Tenant and shall not be applied to Rent.
(j)	Payments. The following provision is hereby added to the Lease as the last sentence of Article 5 thereof.

“All payments of Minimum Annual Rent and Additional Rent shall be paid when due without demand at (i) the office of 3222 Phoenixville Pike Owner LLC c/o Goldman Sachs, BLDGID HMO001, PO BOX 6180, Hicksville, NY 11802-6180, (ii) by wire transfer to Bank of America, ABA Number: 026009593, Account Name: 3222 Phoenixville Pike Owner LLC-Property Depository, Account Number: 1257180236, or (iii) or at such other place as Landlord may from time to time direct in writing. All checks shall be made payable to USRPI REIT, INC.

Minimum Annual Rent and Additional Rent maybe referred to herein collectively as “Rent” or “rent.”

4.Confession of Judgment. Tenant hereby ratifies and confirms the provisions for Confession of Judgment contained in Section 22(b)(vi) of the Lease and as amended by this Amendment as follows:

“CONFESSION OF JUDGMENT FOR POSSESSION. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT OR UPON THE EXPIRATION OR TERMINATION OF THE TERM OF THIS LEASE, AND AFTER A FURTHER 5 DAY PRIOR WRITTEN NOTICE TO TENANT OF LANDLORD’S INTENT TO EXERCISE ITS RIGHT PURSUANT TO THIS SECTION 22(b)(vi), FOR THE PURPOSE OF OBTAINING POSSESSION OF THE PREMISES, TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE POSSESSION OF THE PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON THE OCCURRENCE OF ANY SUBSEQUENT EVENT OF DEFAULT TO CONFESS JUDGMENT IN ONE OR MORE FURTHER ACTIONS IN THE MANNER AND FORM SET FORTH ABOVE TO RECOVER POSSESSION OF SAID PREMISES FOR SUCH SUBSEQUENT DEFAULT. TENANT WAIVES ALL PROCEDURAL ERRORS IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT. NO SUCH TERMINATION OF THIS LEASE, NOR TAKING, NOR RECOVERING POSSESSION OF THE PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR FIXED BASIC RENT, ADDITIONAL RENT OR FOR OTHER SUMS DUE HEREUNDER OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR RENT AND/OR OTHER SUMS DUE HEREUNDER, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF RENT AND/OR OTHER SUMS DUE HEREUNDER OR

DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED. TO THE EXTENT PERMITTED BY LAW, TENANT HEREBY WAIVES THE DUTIES IMPOSED BY 50 PA.C.S.A. SECTION 5601.3 IN CONNECTION WITH ANY EXERCISE OF THE FOREGOING RIGHTS AND POWERS. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT IT IS TENANT’S REASONABLE EXPECTATION THAT LANDLORD WILL EXERCISE THE RIGHTS AND REMEDIES GRANTED TO LANDLORD UNDER THIS SECTION 22(b)(v) AND ELSEWHERE IN THIS LEASE.”

5.Notices. Landlord’s address for notices set forth in Section 1(l) is hereby deleted and replaced with the following:
“To Landlord:	3222 Phoenixville Pike Owner LLC c/o Goldman Sachs Realty Management, LLC 2001 Donald Ross Avenue, Suite 2800 Dallas, TX 75201 Attn: Mr. Patrick Pakan

With a copy to:

3222 Phoenixville Pike Owner LLC
c/o Goldman Sachs Realty Management, LLC
2001 Donald Ross Avenue, Suite 2800
Dallas, TX 75201
Attn: General Counsel

6.Brokers. Landlord and Tenant represent and warrant to one another that they dealt and negotiated solely and only through CBRE and Gola Corporate Real Estate, respectively (collectively, the “Broker”) with respect to this Amendment, the extension of the term of the Lease and the leasing of the Expansion Premises and with no other agent, broker, firm, company or person. Landlord shall pay or cause a commission to be paid to the Broker pursuant to a separate agreement. Each party agrees to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with the Premises and this Lease from any real estate brokers or agents with whom they may have dealt, other than Broker. The foregoing indemnification shall survive the expiration or termination of the Lease.
7.Lease in Full Force and Effect; No Conflicts. The Lease remains in full force and effect and unmodified, except as modified or amended by this Amendment. If there shall be any conflict or inconsistency between the terms and conditions of this Amendment and those of the Lease, the terms and conditions of this Amendment shall control.
8.Binding Effect. This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective permitted successors and assigns.

9.Counterparts. This Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Amendment.
10.Entire Agreement. The Lease, as further amended by this Amendment, contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters pertaining to the Premises, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally.
11.Governing Law. This Amendment shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania.
12.Headings. The Paragraph headings of this Amendment are for reference purposes only and are to be given no effect in the construction or interpretation of this Amendment.
13.Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or such provision, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
14.Parties in Interest; No Third-Party Beneficiaries. Neither the Lease, this Amendment nor any other agreement, document or instrument to be delivered pursuant to this Amendment shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.
15.OFAC. Landlord and Tenant each represents, warrants and covenants that neither it nor any of its officers or directors (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State; (iv) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 60 01-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (v) is engaged in activities prohibited in the Orders; or (vi) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.). Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorney’s fees and costs) arising from or related to any breach of the foregoing representation, warranty and covenant. Landlord hereby agrees to defend, indemnify, and hold harmless Tenant from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorney’s fees and costs) arising from or related to any breach of the foregoing representation, warranty and covenant. The parties indemnity obligations pursuant to this Section shall survive the expiration or termination of the Lease.
16.Authority. Landlord and Tenant each represent and warrant to the other party: (a) the execution, delivery and performance of this Amendment has been duly approved by such party and no further corporate action is required on the part of such party to execute, deliver and perform this Amendment; (b) the person(s) executing this Amendment on behalf of such party have all requisite authority to execute and deliver this Amendment; and (c) this Amendment, as executed and delivered by such person(s), is valid, legal and binding on such party, and is enforceable against such party in accordance with its terms.

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IN WITNESS WHEREOF, the duly authorized officers or representatives of Landlord and Tenant have executed this Amendment to Lease under seal as of the day and year first hereinabove written.

/s/ Dirk Degenaars Dirk Degenaars Authorized Signatory
WITNESSED/ ATTESTED BY:	LANDLORD 3222 PHOENIXVILLE PIKE OWNER LLC By: Goldman Sachs Realty Management, LLC, as asset manager By: /s/ Dirk Degenaars Name: Dirk Degenaars Title: Authorized Signatory
TENANT NEURONETICS, INC. By: /s/ Daniel Guthrie Name: Daniel Guthrie Title: Chief Commercial Officer

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